UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2016 (March 3, 2016)

Summit Midstream Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1790 Hughes Landing Blvd
Suite 500
The Woodlands, TX 77380
(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (832) 413-4770

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Acquisition of 2016 Drop Down Assets
On March 3, 2016, Summit Midstream Partners, LP (“SMLP” or the “Partnership”) closed on its acquisition of substantially all of (i) the issued and outstanding membership interests of Summit Midstream Utica, LLC ("Summit Utica"), Meadowlark Midstream Company, LLC (“Meadowlark Midstream”) and Tioga Midstream, LLC ("Tioga Midstream, and collectively with Summit Utica and Meadowlark Midstream, the "Contributed Entities"), each limited liability companies and indirect wholly owned subsidiaries of Summit Midstream Partners Holdings, LLC ("SMP Holdings") and (ii) SMP Holdings’ 40% joint venture interest in each of Ohio Gathering Company, L.L.C. ("Ohio Gathering") and Ohio Condensate Company, L.L.C. ("Ohio Condensate" and collectively with Ohio Gathering and the Contributed Entities, the “2016 Drop Down Assets”)(the “2016 Drop Down”). In connection with closing, SMLP made an initial cash payment to SMP Holdings of $360.0 million, subject to customary working capital and capital expenditure adjustments (the "Initial Payment"). The Initial Payment was funded with borrowings under the Partnership's revolving credit facility. A final payment will be made to SMP Holdings in 2020 (the “Deferred Payment”).
The Deferred Payment will be equal to:

•
six-and-one-half (6.5) multiplied by the average adjusted EBITDA (as defined in the contribution agreement between SMLP and SMP Holdings dated February 25, 2016) of the 2016 Drop Down Assets for 2018 and 2019;

•	less the Initial Payment;

•	less all capital expenditures incurred for the 2016 Drop Down Assets between March 3, 2016 and December 31, 2019;

•	plus all adjusted EBITDA from the 2016 Drop Down Assets between March 3, 2016 and December 31, 2019.
At the discretion of the board of directors of SMLP's general partner, Summit Midstream GP, LLC, the Deferred Payment can be paid in cash, SMLP common units, or a combination thereof.
The Deferred Payment, which will be reflected as a liability on SMLP’s balance sheet until paid, is estimated to be between $800.0 million and $900.0 million. SMLP management currently expects that the Deferred Payment will be financed with a combination of (i) net proceeds from the sale of common units by the Partnership, (ii) the net proceeds from the issuance of senior unsecured debt by the Partnership, (iii) borrowings under the Partnership's revolving credit facility and (iv) other internally generated sources of cash.
Summit Utica. Summit Utica is a natural gas gathering system located in the Appalachian Basin in southeastern Ohio serving producers targeting the Utica and Point Pleasant shale formations. The system is currently in service and under development with fourth quarter of 2015 volume throughput of 75 MMcf/d. Upon full development, it will be composed of 60 miles of low-pressure and high-pressure gathering pipelines and three compressor and dehydration stations with total throughput capacity of 450 MMcf/d. The Summit Utica system gathers and delivers natural gas, primarily under long-term, fee-based contracts which include acreage dedications. XTO Energy, Inc. ("XTO") serves as the anchor customer on the system. The system interconnects with Energy Transfer Partners, L.P.’s Utica Ohio River Pipeline.
Ohio Gathering. Ohio Gathering is a natural gas gathering system located in the core of the Utica Shale in southeastern Ohio which is currently in service and under development. The gathering system spans the condensate, rich-gas, and dry-gas windows of the Utica Shale for multiple producers that are targeting natural gas, condensate and NGL production from the Utica and Point Pleasant formations across Harrison, Guernsey, Belmont, Noble and Monroe counties in Ohio. Currently, the system is composed of more than 250 miles of low-pressure and high-pressure gathering pipeline and offers throughput capacity in excess of 1.9 Bcf/d. Condensate and rich gas production is gathered, compressed, dehydrated and delivered to the Cadiz and Seneca processing complexes, which are owned by a joint venture owned by MPLX LP (“MPLX”) and The Energy and Minerals Group (“EMG”). Dry gas production is gathered, compressed, dehydrated and delivered to a downstream interconnect with TETCO and another third-party pipeline. All gathering services on the Ohio Gathering system are provided pursuant to long-term, fee-based gathering agreements. Gulfport Energy Corporation (“Gulfport”) serves as the anchor customer for Ohio Gathering. In the fourth quarter of 2015, Ohio Gathering gathered an average of 813 MMcf/d of natural gas. A 60% non-affiliated joint venture ownership in Ohio Gathering is held by MPLX and EMG.

Ohio Condensate. Ohio Condensate is a 23 Mbbl/d condensate stabilization facility located in the core of the Utica Shale in southeastern Ohio. The facility commenced operations in February 2015 and is underpinned by a long-term, fee-based agreement with Gulfport. Condensate stabilization allows for producers to capture the NGLs that would otherwise flash from condensate in atmospheric conditions. Ohio Condensate is the largest stabilization facility in the Utica Shale Play and will ultimately serve as the origination point for MPLX’s Cornerstone Pipeline which will deliver condensate to Marathon Petroleum’s refinery in Canton, Ohio. In the fourth quarter of 2015, Ohio Condensate handled an average of 18 Mbbl/d of condensate. A 60% non-affiliated joint venture ownership in Ohio Condensate is held by MPLX.
Tioga. The Tioga gathering system is currently in service with 73 miles of crude oil gathering pipeline, 83 miles of produced water gathering pipeline and 79 miles of associated natural gas gathering pipeline. Tioga is located in Williams County, North Dakota and has 20 Mbbl/d of crude oil gathering capacity, 25 Mbbl/d of produced water gathering capacity and 14 MMcf/d of natural gas gathering capacity. All gathering services on the Tioga gathering system are provided pursuant to long-term, fee-based gathering agreements with Hess Corp. ("Hess"), which is primarily targeting crude oil production from the Bakken and Three Forks shale formations. All crude oil, produced water and natural gas gathered on the Tioga system is delivered to downstream pipelines and disposal wells (for produced water) that are owned and operated by Hess. In the fourth quarter of 2015, Tioga gathered an average of 5 Mbbl/d of crude oil, 5 Mbbl/d of produced water, and 7 MMcf/d of natural gas.
Meadowlark Midstream. Meadowlark Midstream is currently composed of two separate gathering systems, including (i) an associated natural gas gathering and processing system located in the DJ Basin serving producers primarily targeting crude oil production from the Niobrara and Codell shale formations in northern Colorado and southern Wyoming (“Niobrara G&P”) and (ii) a crude oil and produced water gathering system located in the Williston Basin serving an independent producer targeting the Bakken and Three Forks shale formations in northwestern North Dakota (“Blacktail”).
The Niobrara G&P system is currently in service with 91 miles of low-pressure and high-pressure gathering pipeline and a cryogenic natural gas processing plant with processing capacity of 15 MMcf/d; processing capacity is currently being expanded to 20 MMcf/d. Volume throughput on the Niobrara G&P system averaged 7 MMcf/d in the fourth quarter of 2015.
The Blacktail gathering system is currently in service with 53 miles of crude oil gathering pipeline and 96 miles of produced water gathering pipeline. The Blacktail system is located in Williams County, North Dakota and has 40 Mbbl/d of crude oil throughput capacity and 30 Mbbl/d of produced water throughput capacity. All gathering services on the Blacktail system are provided pursuant to a long-term, fee-based gathering agreement with an independent producer that is primarily targeting crude oil production from the Bakken and Three Forks shale formations. Crude oil on the Blacktail system is currently delivered to the COLT Hub rail facility in Epping, North Dakota and produced water is delivered to various third-party disposal wells located throughout Williams County, North Dakota. In the fourth quarter of 2015, Blacktail gathered an average of 4 Mbbl/d of crude oil and 7 Mbbl/d of produced water.
SMP Holdings and its parent, Summit Midstream Partners, LLC, own a 44.9% limited partner interest in SMLP. In addition, SMP Holdings owns a 100% ownership interest in SMLP's general partner.
The terms of the 2016 Drop Down option were approved by the board of directors of SMLP's general partner and by the board of director’s conflicts committee, which consists entirely of independent directors. The conflicts committee engaged (i) Evercore Partners to act as its independent financial advisor and to render a fairness opinion and (ii) Akin Gump Strauss Hauer & Feld, LLP to act as its legal advisor.
Item 7.01 Regulation FD Disclosure.
On March 4, 2016, the Partnership issued a press release announcing the completion of the 2016 Drop Down described in Item 2.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.
(a) – (b) Financial statements of businesses acquired; Pro forma financial information.
Pursuant to Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K, the Partnership will amend this filing on or before May 17, 2016 to file the financial statements required by Rules 3-05(b) and 3-09 of Regulation S-X and Article 11 of Regulation S-X.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release of Summit Midstream Partners, LP, dated as of March 4, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

	By:	Summit Midstream GP, LLC (its general partner)

Date: March 4, 2016	/s/ Matthew S. Harrison
Matthew S. Harrison, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Summit Midstream Partners, LP, dated as of March 4, 2016